Exhibit 4.2(b)
to Registration Statement
Registration No. 333-84276

_______________

First Supplemental Indenture

Dated as of May 1, 2002

to

Indenture dated March 31, 1994 by and between

CenturyTel, Inc. and Regions Bank, as Trustee
_______________

Senior Notes, Series J, due 2007
_______________

TABLE OF CONTENTS1

Page

ARTICLE 1

SENIOR NOTES, Series J, DUE 2007

ARTICLE 2

REDEMPTION

Section 2.01	Tax Event Redemption	7
Section 2.02	Redemption Procedures for 2007 Notes	8
Section 2.03	No Sinking Fund	8

ARTICLE 3

REMARKETING

Section 3.01	Initial Remarketing Procedures	8
Section 3.02	Second Remarketing Procedures	11
Section 3.03	Third Remarketing Procedures	13
Section 3.04	Final Remarketing Procedures	16

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01	Recitals by Corporation	18
Section 4.02	Ratification and Incorporation of Original Indenture	18
Section 4.03	Executed in Counterparts	19

ARTICLE 5

TAX TREATMENT

Section 5.01	Agreements	19

_________________________
1  This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

            THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 1st day of May 2002, by and between CENTURYTEL, INC., a Louisiana corporation, having its principal office at 100 CenturyTel Drive, Monroe, LA 71203 (the "Corporation"), and REGIONS BANK (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee (herein called the "Trustee").

W I T N E S S E T H :

            WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of March 31, 1994 (the "Original Indenture") with the Trustee;

            WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the "Indenture";

            WHEREAS, under Section 2.01 of the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described in a supplemental indenture executed by the Corporation and the Trustee;

            WHEREAS, the Corporation proposes to create under the Original Indenture a new series of Securities;

            WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

            WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

SENIOR NOTES, SERIES J, DUE 2007

            Section 1.01     Establishment. There is hereby established a new series of Securities to be issued under the Original Indenture, to be designated as the Corporation's Senior Notes, Series J, due 2007 (the "2007 Notes").

            There are to be authenticated and delivered $500,000,000 aggregate principal amount of 2007 Notes (plus such additional principal amount of 2007 Notes, not exceeding $75,000,000, if the over-allotment option referred to in the Underwriting Agreement (as defined in Section 1.02(a)) is exercised in whole or in part), and no additional 2007 Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.06, 2.07, 3.03 and 9.04 of the Original Indenture. The 2007 Notes may be issued from time to time pursuant to a written order of the Corporation delivered to the Trustee for the authentication and delivery of 2007 Notes pursuant to Section 2.04 of the Original Indenture. The 2007 Notes shall be issued in fully registered form without coupons.

            The 2007 Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the 2007 Notes shall be in substantially the form set forth in Exhibit B hereto.

            Each 2007 Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

            Section 1.02     Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                        (a)     The following terms have the meanings given to them in the Purchase Contract Agreement:

(i)	Applicable Principal Amount;
(ii)	Authorized Newspaper;
(iii)	Cash Settlement;
(iv)	Corporate Unit;
(v)	Final Remarketing;
(vi)	Final Remarketing Date;
(vii)	Holder;
(viii)	Initial Remarketing;
(ix)	Initial Remarketing Date;
(x)	Purchase Contract;
(xi)	Quotation Agent;
(xii)	Redemption Price;
(xiii)	Remarketing Agent;
(xiv)	Remarketing Agreement;
(xv)	Reset Rate;
(xvi)	Reset Spread;
(xvii)	Second Remarketing;
(xviii)	Second Remarketing Date;
(xix)	Successful Final Remarketing;
(xx)	Successful Initial Remarketing;
(xxi)	Successful Second Remarketing;
(xxii)	Successful Third Remarketing;
(xxiii)	Tax Event;
(xxiv)	Third Remarketing;
(xxv)	Third Remarketing Date;
(xxvi)	Treasury Portfolio;
(xxvii)	Treasury Portfolio Purchase Price;
(xxviii)	Treasury Unit;
(xxix)	Two-Year Benchmark Treasury; and
(xxx)	Underwriting Agreement.

                        (b)     The following terms have the meanings given to them in this Section 1.02(b):

            "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934 that is acting as a depositary with respect to the Global 2007 Notes and in whose name, or in the name of a nominee of that organization, shall be registered a global security evidencing the respective rights and obligations of holders in respect of the Global 2007 Notes and which shall undertake to effect book entry transfers and pledges of the Global 2007 Notes.

            "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency maintains a direct or indirect custodial relationship or effects book entry transfers and pledges of securities deposited with the Clearing Agency.

            "Coupon Rate" shall have the meaning set forth in Section 1.03.

            "Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

            "Failed Initial Remarketing" shall have the meaning set forth in Section 3.01(g).

            "Failed Second Remarketing" shall have the meaning set forth in Section 3.02(g).

            "Failed Third Remarketing" shall have the meaning set forth in Section 3.03(g).

            "Global 2007 Notes" shall have the meaning set forth in Section 1.05.

            "Interest Payment Date" shall have the meaning set forth in Section 1.03(b).

            "Original Issue Date" means May 6, 2002.

            "Pledge Agreement" means the Pledge Agreement dated as of May 1, 2002 among the Corporation, JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary, and the Purchase Contract Agent.

            "Purchase Contract Agent" means the "Agent" under the Purchase Contract Agreement.

            "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of May 1, 2002, between the Corporation and Wachovia Bank, National Association, as purchase contract agent.

            "Purchase Contract Settlement Date" means May 15, 2005.

            "Regular Record Date" means, with respect to any Interest Payment Date for the 2007 Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

            "Reset Effective Date" means (i) February 15, 2005 in case the interest rate is reset on the Initial Remarketing Date, (ii) March 15, 2005 in case the interest rate is reset on the Second Remarketing Date, (iii) April 15, 2005 in case the interest rate is reset on the Third Remarketing Date, or (iv) the Purchase Contract Settlement Date, in case the interest rate is reset on the Final Remarketing Date.

            "Stated Maturity" shall have the meaning set forth in Section 1.03(a).

            "2007 Notes" shall have the meaning specified in Section 1.01.

            Section 1.03     Stated Maturity; Payment of Principal and Interest.

                        (a)     The date upon which the principal of the 2007 Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 15, 2007 (the "Stated Maturity").

                        (b)     Each 2007 Note will bear interest initially at the rate of 6.02% per annum (the "Coupon Rate") from the Original Issue Date through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date") commencing on August 15, 2002, to the Person in whose name such 2007 Note, or any predecessor 2007 Note, is registered at the close of business on the Regular Record Date for such interest installment.

                        (c)     The interest rate on the 2007 Notes will be reset on the Initial Remarketing Date, the Second Remarketing Date or the Third Remarketing Date, as the case may be, in connection with any successful remarketing on any such date, to the applicable Reset Rate (which Reset Rate will be effective on and after February 15, 2005, March 15, 2005 or April 15, 2005, as applicable). In the event of a Failed Third Remarketing, the interest rate on the 2007 Notes will be reset on the Final Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the Business Day immediately following a Successful Initial Remarketing, a Successful Second Remarketing, a Successful Third Remarketing or the Final Remarketing Date, the Reset Rate will be announced by the Corporation (including in the case of a Failed Final Remarketing, the Reset Spread and Two-Year Benchmark Treasury) in an Authorized Newspaper or other customary method to ensure public dissemination.

                        (d)     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the 2007 Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

            Payment of principal of, premium, if any, and interest on the 2007 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Principal of, premium, if any, and interest on the 2007 Notes will be payable at the office or agency of the Corporation maintained for such purpose as described in Section 1.06 below; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register.

            Payments of principal of, premium, if any, and interest on Global 2007 Notes shall be made by wire transfer of immediately available funds to the Holder of such Global 2007 Notes; provided that, in the case of payments of principal and premium, if any, such Global 2007 Notes are first surrendered to the Paying Agent.

            Section 1.04     Form; Denominations. Except as provided in Section 1.05, the 2007 Notes shall be issued in fully registered definitive form without interest coupons, bearing identical terms.

            The 2007 Notes may be issued, in whole or in part, in global form pursuant to Section 1.05 and, if issued in global form, the Clearing Agency shall be The Depository Trust Company or such other Clearing Agency as the Corporation may from time to time designate. Transfers of beneficial interests between any 2007 Note in fully registered definitive form and any Global 2007 Note will be effected pursuant of the terms of the Purchase Contract Agreement, the Pledge Agreement and the Indenture and the customary procedures of the Clearing Agency and the Clearing Agency Participants, and shall be reflected by endorsements of the Trustee, as custodian for the Clearing Agency, and the Collateral Agent on the schedule attached thereto.

            The 2007 Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

            Section 1.05     Global 2007 Notes. Any 2007 Notes that are no longer part of Corporate Units will be issued initially in the form of one or more global securities (the "Global 2007 Notes") registered in the name of the Clearing Agency or its nominee. Unless and until they are exchanged for 2007 Notes in definitive registered form as described below or upon recreation of Corporate Units from Treasury Units, such Global 2007 Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

            If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global 2007 Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation's becoming aware of the Clearing Agency's ceasing to be so registered or (iii) the Corporation, in its sole discretion, determines that the Global 2007 Notes shall be so exchangeable, the Corporation will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver the 2007 Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global 2007 Note or Notes in exchange for such Global 2007 Note or Notes. Upon exchange of the Global 2007 Note or Notes for such 2007 Notes in definitive registered form without coupons, in authorized denominations, the Global 2007 Note or Notes shall be cancelled by the Trustee. Such 2007 Notes in definitive registered form issued in exchange for the Global 2007 Note or Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

            Section 1.06     Paying Agents; Transfer Agents; Place of Payment.

                        (a)     The paying agent for the 2007 Notes shall initially be the Trustee (in such capacity, the "Paying Agent"), and the place of payment for the 2007 Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 1500 North 18th Street, Monroe, Louisiana. Principal of, premium, if any, and interest with respect to certificated 2007 Notes will be payable at the office or agency of the Corporation maintained for such purpose in the City of Monroe, State of Louisiana or the Borough of Manhattan, the City and State of New York. The Trustee shall also serve as security registrar for the purpose of registering 2007 Notes and transfers or exchanges of 2007 Notes.

                        (b)     The Corporation may from time to time designate one or more additional offices or agencies where 2007 Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 4.02 of the Original Indenture; provided that the Corporation shall at all times maintain a Paying Agent and an office or agency where 2007 Notes may be surrendered for registration of transfer or exchange, in each case in the Borough of Manhattan, The City of New York.

ARTICLE 2

REDEMPTION

            Section 2.01     Tax Event Redemption. If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the 2007 Notes in whole (but not in part) at any time at a price per 2007 Note equal to the Redemption Price. Installments of interest on 2007 Notes which are due and payable on or prior to the Redemption Date with respect to the 2007 Notes (the "Tax Event Redemption Date") will be payable to the Holders of the 2007 Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Corporation exercises its option to redeem the 2007 Notes, the Corporation shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Corporation. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each Holder of the 2007 Notes to be redeemed at its address appearing in the security register. Unless the Corporation defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date, interest shall cease to accrue on the 2007 Notes. The 2007 Notes are not redeemable otherwise than as provided in this Section 2.01. The Corporation will notify the Trustee of the Redemption Price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation. Neither the Corporation nor the Trustee shall be required to register the transfer of or exchange the 2007 Notes redeemed pursuant to this Section 2.01.

            Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

            Section 2.02     Redemption Procedures for 2007 Notes. Payment of the Redemption Price to each Holder of 2007 Notes shall be made by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of 2007 Notes, including the Purchase Contract Agent or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the 2007 Notes, then, on such Tax Event Redemption Date, such 2007 Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such 2007 Notes have been received by the Corporation, and all other rights of the Holders in respect of the 2007 Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such 2007 Notes but without interest on such Redemption Price).

            Section 2.03     No Sinking Fund. The 2007 Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3

REMARKETING

            Section 3.01     Initial Remarketing Procedures.

                        (a)     The Corporation will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date, that the Clearing Agency notify the Holders of the 2007 Notes of the Initial Remarketing.

                        (b)     Not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, but no earlier than the Interest Payment Date immediately preceding February 15, 2005, each Holder of the 2007 Notes not constituting components of Corporate Units may elect to have 2007 Notes held by such Holder remarketed. Holders of 2007 Notes that are not components of Corporate Units shall give notice of their election to have such 2007 Notes remarketed to the Custodial Agent pursuant to Section 4.6(c) of the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established.

            Pursuant to Section 5.3(a) of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent and the Corporation of the aggregate principal amount of 2007 Notes (that are components of Corporate Units) to be remarketed. Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2007 Notes (that are not components of Corporate Units) to be remarketed. Under Section 5.3(a) of the Purchase Contract Agreement, 2007 Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 3.01. The 2007 Notes that are not components of Corporate Units and which the Holders have elected to be remarketed in accordance with this paragraph (b) shall be remarketed pursuant to the Remarketing Agreement in the same manner and at the same price as the 2007 Notes that constitute components of Corporate Units. The 2007 Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such 2007 Notes to the Remarketing Agent for purchase.

                        (c)     The right of each Holder to have 2007 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing pursuant to the terms of the Purchase Contract Agreement, (ii) 2007 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2007 Notes at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is not less than 100% of the Treasury Portfolio Purchase Price and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. The Holders of 2007 Notes that are remarketed in a Successful Initial Remarketing agree that the remarketing fee specified in Section 5.3(a) of the Purchase Contract Agreement shall be deducted from the proceeds of the remarketing.

                        (d)     On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to approximately 100.25% (but not less than 100%) of the Treasury Portfolio Purchase Price, 2007 Notes tendered or deemed tendered for purchase.

                        (e)     If there are no Corporate Units outstanding and none of the Holders elect to have 2007 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

                        (f)     If the Remarketing Agent has determined that it will be able to remarket all 2007 Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Initial Remarketing Date, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

                        (g)     If, by 4:00 p.m., New York City time, on the Initial Remarketing Date, (x) the Remarketing Agent is unable to remarket all 2007 Notes tendered or deemed tendered for purchase, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to at least 100% of the Treasury Portfolio Purchase Price, or (y) if the Initial Remarketing shall not have occurred because a condition precedent to the Initial Remarketing shall not have been fulfilled, a failed remarketing (each, a "Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Corporation, the Trustee and the Clearing Agency.

                        (h)     By approximately 4:30 p.m., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of 2007 Notes sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2007 Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on February 15, 2005 in same day funds against delivery of the 2007 Notes purchased through the facilities of the Clearing Agency.

                        (i)     In accordance with the Clearing Agency's normal procedures, on February 15, 2005, the transactions described above with respect to each 2007 Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2007 Notes delivered by book entry as necessary to effect purchases and sales of such 2007 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

                        (j)     If any Holder selling 2007 Notes in the Initial Remarketing fails to deliver such 2007 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2007 Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of 2007 Notes that is less than the aggregate principal amount of 2007 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2007 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2007 Notes shall constitute good delivery.

                        (k)     The Remarketing Agent is not obligated to purchase any 2007 Notes in the Initial Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2007 Notes for remarketing.

                        (l)     The tender and settlement procedures set forth in this Section 3.01, including provisions for payment by purchasers of 2007 Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or, if the book-entry system is no longer available for the 2007 Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of 2007 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                        (m)     Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law and, as to be provided in the Remarketing Agreement, the Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2007 Notes and it shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before February 15, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

            Section 3.02     Second Remarketing Procedures.

                        (a)     If a Failed Initial Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Second Remarketing Date, that the Clearing Agency notify the Holders of the 2007 Notes of the Second Remarketing.

                        (b)     If a Failed Initial Remarketing has occurred, then, not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Second Remarketing Date, but no earlier than the Interest Payment Date immediately preceding March 15, 2005, each Holder of the 2007 Notes not constituting components of Corporate Units may elect to have 2007 Notes held by such Holder remarketed. Holders of 2007 Notes that are not components of Corporate Units shall give notice of their election to have such 2007 Notes remarketed to the Custodial Agent pursuant to Section 4.6(c) of the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Second Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established.

            Pursuant to Section 5.3(b) of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Second Remarketing Date, the Remarketing Agent and the Corporation of the aggregate principal amount of 2007 Notes (that are components of Corporate Units) to be remarketed. Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2007 Notes (that are not components of Corporate Units) to be remarketed. Under Section 5.3(b) of the Purchase Contract Agreement, 2007 Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 3.02. The 2007 Notes that are not components of Corporate Units and which the Holders have elected to be remarketed in accordance with this paragraph (b) shall be remarketed pursuant to the Remarketing Agreement in the same manner and at the same price as the 2007 Notes that constitute components of Corporate Units. The 2007 Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such 2007 Notes to the Remarketing Agent for purchase.

                        (c)     The right of each Holder to have 2007 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Second Remarketing pursuant to the terms of the Purchase Contract Agreement, (ii) 2007 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2007 Notes at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is not less than 100% of the Treasury Portfolio Purchase Price and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. The Holders of 2007 Notes that are remarketed in a Successful Second Remarketing agree that the remarketing fee specified in Section 5.3(b) of the Purchase Contract Agreement shall be deducted from the proceeds of the remarketing.

                        (d)     On the Second Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to approximately 100.25% (but not less than 100%) of the Treasury Portfolio Purchase Price, 2007 Notes tendered or deemed tendered for purchase.

                        (e)     If there are no Corporate Units outstanding and none of the Holders elect to have 2007 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Second Remarketing Date.

                        (f)     If the Remarketing Agent has determined that it will be able to remarket all 2007 Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Second Remarketing Date, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

                        (g)     If, by 4:00 p.m., New York City time, on the Second Remarketing Date, (x) the Remarketing Agent is unable to remarket all 2007 Notes tendered or deemed tendered for purchase, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to at least 100% of the Treasury Portfolio Purchase Price, or (y) if the Second Remarketing shall not have occurred because a condition precedent to the Second Remarketing shall not have been fulfilled, a failed remarketing (each, a "Failed Second Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Corporation, the Trustee and the Clearing Agency.

                        (h)     By approximately 4:30 p.m., New York City time, on the Second Remarketing Date, provided that there has not been a Failed Second Remarketing, the Remarketing Agent shall advise by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency of the Reset Rate determined in the Second Remarketing and the aggregate principal amount of 2007 Notes sold in the Second Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2007 Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on March 15, 2005 in same day funds against delivery of the 2007 Notes purchased through the facilities of the Clearing Agency.

                        (i)     In accordance with the Clearing Agency's normal procedures, on March 15, 2005, the transactions described above with respect to each 2007 Note tendered for purchase and sold in the Second Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2007 Notes delivered by book-entry as necessary to effect purchases and sales of such 2007 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

                        (j)     If any Holder selling 2007 Notes in the Second Remarketing fails to deliver such 2007 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2007 Notes in the Second Remarketing may deliver to any such other Person an aggregate principal amount of 2007 Notes that is less than the aggregate principal amount of 2007 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2007 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2007 Notes shall constitute good delivery.

                        (k)     The Remarketing Agent is not obligated to purchase any 2007 Notes in the Second Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2007 Notes for remarketing.

                        (l)     The tender and settlement procedures set forth in this Section 3.02, including provisions for payment by purchasers of 2007 Notes in the Second Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or, if the book-entry system is no longer available for the 2007 Notes at the time of the Second Remarketing, to facilitate the tendering and remarketing of 2007 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                        (m)     Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law and, as to be provided in the Remarketing Agreement, the Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2007 Notes and it shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before March 15, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

            Section 3.03     Third Remarketing Procedures.

                        (a)     If a Failed Second Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Third Remarketing Date, that the Clearing Agency notify the Holders of the 2007 Notes of the Third Remarketing.

                        (b)     If a Failed Second Remarketing has occurred, then, not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Third Remarketing Date, but no earlier than the Interest Payment Date immediately preceding April 15, 2005, each Holder of the 2007 Notes not constituting components of Corporate Units may elect to have 2007 Notes held by such Holder remarketed. Holders of 2007 Notes that are not components of Corporate Units shall give notice of their election to have such 2007 Notes remarketed to the Custodial Agent pursuant to Section 4.6(c) of the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Third Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established.

            Pursuant to Section 5.3(c) of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Third Remarketing Date, the Remarketing Agent and the Corporation of the aggregate principal amount of 2007 Notes (that are components of Corporate Units) to be remarketed. Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2007 Notes (that are not components of Corporate Units) to be remarketed. Under Section 5.3(c) of the Purchase Contract Agreement, 2007 Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 3.03. The 2007 Notes that are not components of Corporate Units and which the Holders have elected to be remarketed in accordance with this paragraph (b) shall be remarketed pursuant to the Remarketing Agreement in the same manner and at the same price as the 2007 Notes that constitute components of Corporate Units. The 2007 Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such 2007 Notes to the Remarketing Agent for purchase.

                        (c)     The right of each Holder to have 2007 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Third Remarketing pursuant to the terms of the Purchase Contract Agreement, (ii) 2007 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2007 Notes at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is not less than 100% of the Treasury Portfolio Purchase Price and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. The Holders of 2007 Notes that are remarketed in a Successful Third Remarketing agree that the remarketing fee specified in Section 5.3(c) of the Purchase Contract Agreement shall be deducted from the proceeds of the remarketing.

                        (d)     On the Third Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to approximately 100.25% (but not less than 100%) of the Treasury Portfolio Purchase Price, 2007 Notes tendered or deemed tendered for purchase.

                        (e)     If there are no Corporate Units outstanding and none of the Holders elect to have 2007 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Third Remarketing Date.

                        (f)     If the Remarketing Agent has determined that it will be able to remarket all 2007 Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Third Remarketing Date, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

                        (g)     If, by 4:00 p.m., New York City time, on the Third Remarketing Date, (x) the Remarketing Agent is unable to remarket all 2007 Notes tendered or deemed tendered for purchase, at a price per 2007 Note such that the aggregate price for the Applicable Principal Amount of 2007 Notes is equal to at least 100% of the Treasury Portfolio Purchase Price, or (y) if the Third Remarketing shall not have occurred because a condition precedent to the Third Remarketing shall not have been fulfilled, a failed remarketing (each, a "Failed Third Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Corporation, the Trustee and the Clearing Agency.

                        (h)     By approximately 4:30 p.m., New York City time, on the Third Remarketing Date, provided that there has not been a Failed Third Remarketing, the Remarketing Agent shall advise by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency of the Reset Rate determined in the Third Remarketing and the aggregate principal amount of 2007 Notes sold in the Third Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2007 Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on April 15, 2005 in same day funds against delivery of the 2007 Notes purchased through the facilities of the Clearing Agency.

                        (i)     In accordance with the Clearing Agency's normal procedures, on April 15, 2005, the transactions described above with respect to each 2007 Note tendered for purchase and sold in the Third Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2007 Notes delivered by book entry as necessary to effect purchases and sales of such 2007 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

                        (j)     If any Holder selling 2007 Notes in the Third Remarketing fails to deliver such 2007 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2007 Notes in the Third Remarketing may deliver to any such other Person an aggregate principal amount of 2007 Notes that is less than the aggregate principal amount of 2007 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2007 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2007 Notes shall constitute good delivery.

                        (k)     The Remarketing Agent is not obligated to purchase any 2007 Notes in the Third Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2007 Notes for remarketing.

                        (l)     The tender and settlement procedures set forth in this Section 3.03, including provisions for payment by purchasers of 2007 Notes in the Third Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or, if the book-entry system is no longer available for the 2007 Notes at the time of the Third Remarketing, to facilitate the tendering and remarketing of 2007 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                        (m)     Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law and, as to be provided in the Remarketing Agreement, the Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2007 Notes and it shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before April 15, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

            Section 3.04     Final Remarketing Procedures.

                        (a)     If a Failed Third Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Final Remarketing Date, that the Clearing Agency notify the Holders of the 2007 Notes of the Final Remarketing and the procedures to be followed by such Holders of 2007 Notes wishing to settle the related Purchase Contracts with separate cash on the fourth Business Day immediately preceding the Purchase Contract Settlement Date.

                        (b)     If a Failed Third Remarketing has occurred, then, not later than 5:00 p.m., New York City time on the second Business Day immediately preceding the Final Remarketing Date, but no earlier than the Interest Payment Date immediately preceding May 15, 2005, each Holder of 2007 Notes may elect to have 2007 Notes held by such Holder remarketed. Holders of 2007 Notes that are not components of Corporate Units shall give notice of their election to have such 2007 Notes remarketed to the Custodial Agent pursuant to Section 4.6(c) of the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Final Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established.

            Pursuant to Section 5.4 of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent and the Corporation of the aggregate principal amount of 2007 Notes (that are components of Corporate Units) to be remarketed. Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2007 Notes (that are components of Corporate Units) to be remarketed. Under Section 5.4(b) of the Purchase Contract Agreement, 2007 Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 3.04. The 2007 Notes that are not components of Corporate Units and which the Holders have elected to be remarketed in accordance with this paragraph (b) shall be remarketed pursuant to the Remarketing Agreement in the same manner and at the same price as the 2007 Notes that constitute components of Corporate Units.

                        (c)     If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender 2007 Notes as described in Section 3.04(b), the 2007 Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such 2007 Notes to the Remarketing Agent for purchase.

                        (d)     The right of each Holder to have 2007 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Final Remarketing pursuant to the terms of the Purchase Contract Agreement, (ii) 2007 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2007 Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. The Holders of 2007 Notes that are remarketed in a Successful Final Remarketing agree that the remarketing fee specified in Section 5.4 of the Purchase Contract Agreement shall be deducted from the proceeds of the remarketing.

                        (e)     On the Final Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.25% (but not less than 100%) of the aggregate principal amount thereof, 2007 Notes tendered or deemed tendered for purchase.

                        (f)     If there are no Corporate Units outstanding and none of the Holders elect to have 2007 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Final Remarketing Date.

                        (g)     On the Final Remarketing Date, the Remarketing Agent shall, pursuant to the terms of the Remarketing Agreement, determine the Reset Rate.

                        (h)     If, by 4:00 p.m., New York City time, on the Final Remarketing Date, (x) the Remarketing Agent is unable to remarket all 2007 Notes tendered or deemed tendered for purchase, at a price per 2007 Note such that the aggregate price for the 2007 Notes is equal to at least 100% of the aggregate principal amount of the 2007 Notes, or (y) if the Final Remarketing shall not have occurred because a condition precedent to the Final Remarketing shall not have been fulfilled, a failed remarketing ("Failed Final Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency.

                        (i)     By approximately 4:30 p.m., New York City time, on the Final Remarketing Date, provided that there has not been a Failed Final Remarketing, the Remarketing Agent shall advise by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency of the Reset Rate determined in the Final Remarketing and the aggregate principal amount of 2007 Notes sold in the Final Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2007 Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the 2007 Notes purchased through the facilities of the Clearing Agency.

                        (j)     In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each 2007 Note tendered for purchase and sold in the Final Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2007 Notes delivered by book-entry as necessary to effect purchases and sales of such 2007 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

                        (k)     If any Holder selling 2007 Notes in the Final Remarketing fails to deliver such 2007 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2007 Notes in the Final Remarketing may deliver to any such other Person an aggregate principal amount of 2007 Notes that is less than the aggregate principal amount of 2007 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2007 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2007 Notes shall constitute good delivery.

                        (l)     The Remarketing Agent is not obligated to purchase any 2007 Notes in the Final Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2007 Notes for remarketing.

                        (m)     The tender and settlement procedures set forth in this 3.04, including provisions for payment by purchasers of 2007 Notes in the Final Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or, if the book-entry system is no longer available for the 2007 Notes at the time of the Final Remarketing, to facilitate the tendering and remarketing of 2007 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                        (n)     Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law and, as to be provided in the Remarketing Agreement, the Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2007 Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

ARTICLE 4

MISCELLANEOUS PROVISIONS

            Section 4.01     Recitals by Corporation. The recitals in this First Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2007 Notes and this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

            Section 4.02     Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

            Section 4.03     Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

ARTICLE 5

TAX TREATMENT

            Section 5.01     Agreements. The Corporation agrees, and by purchasing a beneficial ownership interest in the 2007 Notes each Holder of the 2007 Notes will be deemed to have agreed, for United States federal income tax purposes (a) to treat the acquisition of a Corporate Unit as the acquisition of a unit consisting of a stock purchase contract and a note issued by the Corporation and to treat the 2007 Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (b) to be bound by the Corporation's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the 2007 Notes. The Corporation has determined that the comparable yield is an annual rate of 7.4%, compounded quarterly. Based on the comparable yield, the projected payment schedule per 2007 Note is $0.41 for the period ending on August 15, 2002, $0.38 for each subsequent quarter ending on February 15, 2005, $0.59 for each quarter ending after February 15, 2005 and $25.59 at maturity.

            IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

CENTURYTEL, INC.

By:	/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ Stacey W. Goff
Stacey W. Goff
Vice President and Assistant Secretary

Attest:
/s/ Harvey P. Perry
Harvey P. Perry
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
REGIONS BANK,
as Trustee

By:	/s/ JoAnn Mayfield
JoAnn Mayfield
Vice President/Corporate Trust Officer

EXHIBIT A

(Form of Face of 2007 Note)

            [If the 2007 Note is to be a Global 2007 Note, insert: THIS 2007 NOTE IS A GLOBAL 2007 NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS 2007 NOTE IS EXCHANGEABLE FOR 2007 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 2007 NOTE (OTHER THAN A TRANSFER OF THIS 2007 NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

            UNLESS THIS 2007 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY 2007 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

CUSIP No. 156700AD8
$
No.

CENTURYTEL, INC.
SENIOR NOTE, SERIES J, DUE 2007

            CenturyTel, Inc., a Louisiana corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to___________________, or registered assigns, the principal sum of ______________ DOLLARS ($____________), [or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto]1, on May 15, 2007 (such date is hereinafter referred to as the "Stated Maturity"), and to pay interest on said principal sum from May 6, 2002 or from the next most recent date to which interest has been paid or duly provided for, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing on August 15, 2002, initially at the rate of 6.02% per annum through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of 6.02% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this 2007 Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2007 Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the Holders at the close of business on such Regular Record Date and may be paid by the Corporation to the Person in whose name this 2007 Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the Holders of the 2007 Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2007 Notes shall be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this 2007 Note shall be payable at the office or agency of the Corporation maintained for that purpose in the City of Monroe, State of Louisiana, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register.

            The indebtedness evidenced by this 2007 Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Corporation.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2007 NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2007 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

______________________
1  Insert in Global 2007 Notes and Pledged Senior Notes (as defined in the Pledge Agreement).

            IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

CENTURYTEL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee, Authenticating Agent and Security Registrar

By:
Authorized Officer

Dated:

            This 2007 Note is one of a duly authorized issue of Securities of the Corporation (the "Securities") issued and issuable in one or more series under an Indenture, dated as of March 31, 1994, as supplemented by the First Supplemental Indenture dated May 1, 2002 (collectively, the "Indenture"), between the Corporation and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Senior Notes, Series J, due 2007 (the "2007 Notes"). Such series is limited in aggregate principal amount to $500,000,000 (or $575,000,000 if the over-allotment option referred to in the Underwriting Agreement is exercised in full). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

            If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the 2007 Notes in whole (but not in part) at any time at a price per 2007 Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the 2007 Notes by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

            Certain provisions relating to the remarketing of the 2007 Notes are set forth in the Indenture.

            The 2007 Notes are not entitled to the benefit of any sinking fund.

            In case an Event of Default, as defined in the Indenture, with respect to the 2007 Notes shall have occurred and be continuing, the principal of the 2007 Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating and of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this 2007 Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this 2007 Note at the times and place and at the rate and in the currency herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2007 Note is registrable in the security register, upon surrender of this 2007 Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the security registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2007 Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            As provided in and subject to the provisions of the Indenture, the Holder of this 2007 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2007 Notes, the Holders of not less than 25% in aggregate principal amount of the 2007 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of 2007 Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 2007 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            Prior to due presentment of this 2007 Note for registration of transfer, the Corporation, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this 2007 Note is registered as the absolute owner hereof for all purposes, whether or not this 2007 Note be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of or any premium or the interest on this 2007 Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            The 2007 Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, 2007 Notes are exchangeable for a like aggregate principal amount of 2007 Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the 2007 Note or Notes to be exchanged at the office or agency of the Corporation.
The Corporation agrees, and by purchasing a beneficial ownership interest in the 2007 Notes each Holder of the 2007 Notes will be deemed to have agreed, for United States federal income tax purposes (a) to treat the acquisition of a Corporate Unit as the acquisition of a unit consisting of a stock purchase contract and a note issued by the Corporation and to treat the 2007 Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (b) to be bound by the Corporation's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the 2007 Notes. The Corporation has determined that the comparable yield is an annual rate of 7.4%, compounded quarterly. Based on the comparable yield, the projected payment schedule per 2007 Note is $0.41 for the period ending on August 15, 2002, $0.38 for each subsequent quarter ending on February 15, 2005, $0.59 for each quarter ending after February 15, 2005 and $25.59 at maturity.

            This 2007 Note shall be governed by, and construed in accordance with, the internal laws of the State of Louisiana.

ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common	UNIF GIFT MIN ACT --	__________	Custodian	__________
		(Cust)		(Minor)
TEN ENT -- as tenants by the entireties	Under Uniform Gifts to Minors Act	_____________
(State)
JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

 Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

Agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.
Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
Signature Guarantee:

SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL 2007 NOTES
AND PLEDGED SENIOR NOTES]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this [Global 2007 Note]
[Pledged Senior Note] have been made:

Date	Amount of decrease in principal amount of 2007 Note evidenced by the [Global 2007 Note] [Pledged Senior Note]	Amount of increase in principal amount of 2007 Note evidenced by the [Global 2007 Note] [Pledged Senior Note]	Principal amount of 2007 Note evidenced by the [Global 2007 Note] [Pledged Senior Note] following such decrease or increase	Signature of authorized officer of [Trustee] [Collateral Agent]

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Regions Bank, as Trustee
By:
Authorized Officer